UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 11, 2004

(Date of earliest event reported)

Evergreen Resources, Inc.

(Exact name of registrant as specified in charter)

Colorado	0-13171	84-0834147
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1401 17th Street, Suite 1200

Denver, Colorado 80202

(Address of principal executive offices)

(Zip code)

(303) 298-8100

(Registrant’s telephone number, including area code)

Item 12.      Results of Operations and Financial Condition.

On February 11, 2004, Evergreen Resources, Inc. issued a press release regarding a 21% increase in proven reserves, new hedging agreements and a $2 million fourth quarter 2003 charge to earnings.  A copy of this press release is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evergreen Resources, Inc.

By:	/s/ Kevin R. Collins
Kevin R. Collins
Executive Vice President — Finance,
Chief Financial Officer, Secretary and Treasurer

Date:  February 12, 2004

EXHIBIT INDEX

99.1	Press Release dated February 11, 2004